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                                                                   Exhibit 10.16

                            STOCK PURCHASE AGREEMENT
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THIS AGREEMENT IS MADE AND ENTERED INTO THIS THE 3RD DAY OF JULY, 2001 BY AND
BETWEEN iExalt, Inc., A NEVADA CORPORATION 12000 AEROSPACE AVENUE, SUITE 375, HOUSTON, TEXAS 77034, ("SELLER") AND DON BALLARD ("PURCHASER").


The Seller is the record owner and holder of the issued and outstanding shares of the capital stock of iExalt, Inc., ("Corporation"), a Texas corporation, which Corporation has issued capital stock of approximately 45,000,000 shares of $.001 par value common stock.


In consideration of the mutual agreements contained in this Agreement, it is hereby agreed as follows:


1. PURCHASE AND SALE: Subject to the terms and conditions stated in this Agreement, the Seller shall sell and deliver to the Purchaser restricted stock certificates representing the stock purchased herein. Certificates shall be delivered within ten (10) days of the receipt of payment under the terms of this Agreement.

2. AMOUNT AND PAYMENT OF PURCHASE PRICE. The total consideration and method of payment thereof are fully set out in Exhibit "A" attached to this Agreement and incorporated herein for all purposes as if set forth in full.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted. Purchaser understands that the stock received will be restricted under SEC Rule 144.

4. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER. Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

5. GENERAL PROVISIONS. (a) Entire Agreement. This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. (b) Governing Law. This agreement shall be governed by Texas Law.


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6.       PIGGYBACK RIGHTS: Seller agrees to register such shares at the next available filing of a registration statement with the Securities and Exchange Commission. It is understood that the Seller may require some minimal lock-out provision, and such provision shall not be unreasonable to Buyer.


Seller:                                     Purchaser:
iExalt, Inc.                                Name: Don Ballard
12000 Aerospace Ave                         Address: 13902 Barryknoll
Suite 375                                   Houston, Texas 77079
Houston, Texas 77034

By: /s/ Donald W. Sapaugh                   By: /s/ Don Ballard
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                                   EXHIBIT "A"

                      AMOUNT AND PAYMENT OF PURCHASE PRICE

Consideration. As total consideration for the purchase of 1,500,000 shares of common stock, restricted under Rule 144, pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of $ 150,000.00 as the purchase price of the shares. In addition, the Seller agrees to register all stock held by Buyer at its soonest opportunity (ie. SB-2, S-1, or S-3 filing, if appropriate). It is understood that this sale of stock is comprised of both interest and conversion of debt pursuant to terms outlined in the Convertible Promissory Note dated June 5, 2001.


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